As filed with the Securities and Exchange Commission on November 14, 2011.

Registration No. 333-____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PUBLIX SUPER MARKETS, INC.

(Exact name of registrant as specified in its charter)

Florida	59-0324412
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3300 Publix Corporate Parkway
Lakeland, Florida	33811
(Address of Principal Executive Offices)	(Zip Code)

PUBLIX SUPER MARKETS, INC.

401(k) SMART PLAN

(Full title of the plan)

John A. Attaway, Jr.

Secretary

3300 Publix Corporate Parkway

Lakeland, Florida 33811

(Name and address of agent for service)

(863) 688-1188

(Telephone number, including area code, of agent for service)

with copies to:

David A. Cifrino, P.C.

McDermott Will & Emery LLP

28 State Street

Boston, Massachusetts 02109

(617) 535-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐	Non-acceleratd filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $1.00 per share	100,000,000 Shares	$20.20	$2,020,000,000	$231,492

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Publix Super Markets, Inc. 401(k) SMART Plan and an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to such plan as the result of any future stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)	Pursuant to Rule 457(h) of the Securities Act, the prices stated above are estimated solely for the purpose of calculating the registration fee and are based on the most recent appraisal of the fair market value of the common stock of Publix Super Markets, Inc.

EXPLANATORY NOTE

This registration statement on Form S-8 (the “Registration Statement”) registers 100,000,000 shares of common stock, par value $1.00 per share (the “Common Stock”), of Publix Super Markets, Inc. (the “Company”) representing those additional shares purchased from time to time under the Publix Super Markets, Inc. 401(k) SMART Plan, as amended (the “Plan”) by the Trustee (as defined in the Plan) with contributions made by the Company and its participating subsidiaries and with salary deferrals by participants who may elect to invest in the Publix Stock Fund and an indeterminate amount of plan interests issuable under the Plan. Pursuant to Instruction E to Form S-8 regarding the registration of additional securities of the same class under an employee benefit plan for which a registration statement filed on Form S-8 is effective, all items have been omitted from this Registration Statement other than the facing page; the statement that the contents of the earlier registration statement pertaining to the Plan, identified by file number, and certain other filings are incorporated by reference; required opinions and consents; the signature page; and information required in this Registration Statement that was not in the earlier registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, which have heretofore been filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement and shall be deemed to be a part hereof:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2010 (and related Form 12b-25 filed in connection therewith on February 23, 2011);

(b)	The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 26, 2011, June 25, 2011 (and related Form 12b-25 filed in connection therewith on August 4, 2011), and September 24, 2011;

(c)	The Annual Report on Form 11-K for the year ended December 31, 2010 filed with the Commission on behalf of the Plan;

(d)	The Company’s Current Reports on Form 8-K filed January 4, 2011 and April 14, 2011;

(e)	The Company’s prior registration statement on Form S-8 (Registration No. 333-147049), as filed with the Commission on October 31, 2007; and

(f)	The description of the Common Stock contained on page 2 of the Company’s Amendment on Form 8 dated September 15, 1992 (amending Item 14 of the Company’s Registration Statement on Form 10 dated April 28, 1965).

The information that the Company incorporates by reference in this Registration Statement is considered to be part of this Registration Statement, and information that it files later with the Commission automatically will update and supersede such information. The Company incorporates by reference the documents listed above and any future filings it makes with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Item 8.  Exhibits.

See the Exhibit Index immediately following the signature pages, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakeland, State of Florida, on the 9th day of November, 2011.

PUBLIX SUPER MARKETS, INC.

By:	/s/ John A. Attaway, Jr.
John A. Attaway, Jr. Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of Publix Super Markets, Inc., a Florida corporation, for himself and not for one another, does hereby constitute and appoint John A. Attaway, Jr. and David P. Phillips, and each of them, a true and lawful attorney in his name, place and stead, in any and all capacities, to sign his name to any and all amendments, including post-effective amendments, to this Registration Statement, with respect to the proposed issuance, sale and delivery of shares of its common stock, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carol Jenkins Barnett	Director	November 9, 2011
Carol Jenkins Barnett

/s/ Hoyt R. Barnett	Vice Chairman and Director	November 9, 2011
Hoyt R. Barnett

/s/ William E. Crenshaw	Chief Executive Officer and Director	November 9, 2011
William E. Crenshaw	(Principal Executive Officer)

/s/ Jane B. Finley	Director	November 9, 2011
Jane B. Finley

/s/ Sherrill W. Hudson	Director	November 9, 2011
Sherrill W. Hudson

/s/ Charles H. Jenkins, Jr.	Chairman of the Board of Directors	November 9, 2011
Charles H. Jenkins, Jr.

/s/ Howard M. Jenkins	Director	November 9, 2011
Howard M. Jenkins

/s/ E. Vane McClurg	Director	November 9, 2011
E. Vane McClurg

/s/ Maria A. Sastre	Director	November 9, 2011
Maria A. Sastre

/s/ David P. Phillips	Chief Financial Officer and Treasurer	November 9, 2011
David P. Phillips	(Principal Financial and Accounting Officer)

The Plan.

Pursuant to the requirements of the Securities Act of 1933, as amended, Publix Super Markets, Inc., in its capacity as administrator of the Publix Super Markets, Inc. 401(k) SMART Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakeland, State of Florida, on the 14th day of November, 2011.

PUBLIX SUPER MARKETS, INC. 401(k) SMART Plan

BY:	PUBLIX SUPER MARKETS, INC. (As Plan Administrator)

By:	/s/ John A. Attaway, Jr.
John A. Attaway, Jr. Secretary

EXHIBIT INDEX

4.1	The Company’s 401(k) SMART Plan, as amended and restated effective as of January 1, 2007.

4.2	First Amendment to the Company’s 401(k) SMART Plan.

4.3	Second Amendment to the Company’s 401(k) SMART Plan.

4.4	Third Amendment to the Company’s 401(k) SMART Plan.

4.5	Fourth Amendment to the Company’s 401(k) SMART Plan.

4.6	Defined Contribution Plans Master Trust Agreement between the Company and State Street Bank and Trust Company, as amended.

4.7	Agreement of Resignation, Appointment and Acceptance effective as of May 3, 2010.

4.8	The Company’s 401(k) SMART Trust Number 2, as amended and restated effective as of January 1, 2007.

5.1	Opinion of McDermott Will & Emery LLP.

5.2	In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5) of Regulation S-K, the Company hereby confirms that it has submitted the Plan and undertakes that it will submit all amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner, and that it has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to this Registration Statement).